                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                          CURRENT REPORT PURSUANT TO
          SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

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      Date of Report (Date of Earliest Event Reported): December 9, 1996
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                            CAROLINA FINCORP, INC.
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            (Exact name of registrant as specified in its charter)

       United States                  000-21701                56-1978449
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
of incorporation or                                        Identification No.)
organization)

115 South Lawrence Street, Post Office Box 1597 (28380-1597),
Rockingham, North Carolina                                             28379
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(Address of principal executive office)                             (Zip Code)


     Registrant's telephone number, including area code:   (910) 997-6245
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                                Not Applicable
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         (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.
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        Carolina Fincorp, Inc., the newly organized parent holding company for
Richmond Savings Bank, Inc., SSB, announced that during the fiscal quarter ending September 30, 1996, Richmond Savings incurred a net loss of $194,000, as compared to a net income of $152,000 for the same period in 1995. The net loss for the quarter ending September 30, 1996 resulted from a special insurance assessment of $519,000 which was imposed on SAIF-insured institutions by the Federal Deposit Insurance Corporation to capitalize the SAIF insurance fund. Net of an income tax benefit of $176,000, this special assessment decreased earnings by $343,000 during the quarter ending September 30, 1996. If Richmond Savings had not incurred the SAIF special assessment, its net income during the quarter ending September 30, 1996 would have been $149,000.

        Richmond Savings completed its conversion from a mutual to a stock institution on November 22, 1996, and, in connection with such conversion, Carolina Fincorp, Inc. acquired all of the outstanding stock of the savings bank. The common stock of Carolina Fincorp, Inc. is listed for quotation on the Nasdaq National Market under the symbol "CFNC."

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CAROLINA FINCORP, INC.


Date: December 9, 1996                  By:  /s/ R. Larry Campbell
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                                             R. Larry Campbell, President